Calculation of Filing Fee Tables
S-3
OMEGA HEALTHCARE INVESTORS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.10 per share	457(o)			$ 2,000,000,000.00	0.0001381	$ 276,200.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 2,000,000,000.00		$ 276,200.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 79,715.76
		Net Fee Due:						$ 196,484.24
Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Omega Healthcare Investors, Inc.	S-3	333-277916	09/06/2024		$ 79,715.76	Equity	Common Stock, par value $0.10 per share		$ 540,079,705.00
Fee Offset Sources		Omega Healthcare Investors, Inc.	S-3	333-277916		09/06/2024						$ 172,824.58
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On September 6, 2024, the Registrant filed with the Securities and Exchange Commission (the "SEC") a prospectus supplement (the "Prior Prospectus Supplement"), which registered a proposed maximum aggregate offering price of $1,250,000,000 of shares of the Registrant's Common Stock, $0.10 par value per share, pursuant to a prospectus and accompanying Registration Statement on Form S-3ASR (File No. 333-277916) filed with the SEC on March 14, 2024, of which an aggregate offering amount of $540,079,705 was not sold. This unsold amount represents approximately 43.2% of the $184,500 of filing fees previously paid and results in an available fee offset of $79,715.76. The Registrant has terminated or completed the offering that included the unsold securities associated with the claimed offset under the Prior Prospectus Supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A